                                                                     Exhibit 4.7

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                              Preferred Security

Certificate Number                                Number of Preferred Securities
       P-__                                                 _________

                             CUSIP NO. ___________

                  Certificate Evidencing Preferred Securities

                                      of

                            PennFed Capital Trust I

                 _____% Cumulative Trust Preferred Securities
                (liquidation amount $25 per Preferred Security)

     PennFed Capital Trust I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of (_________) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the PennFed Capital Trust I _____% Cumulative Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement dated as of ________ __, 1997, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by PennFed Financial Services, Inc., a Delaware corporation, as guarantor and The Bank of New York, as guarantee trustee, dated as of ________ __1997, as amended from time to time (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of _____, 1997.

                                PENNFED CAPITAL TRUST I


                                By:
                                   -------------------------------------------
                                Name:
                                     -----------------------------------------
                                Title:  Administrative Trustee
                                      ----------------------------------------


     This is one of the Preferred Securities referred to in the Trust Agreement.

Dated:                          THE BANK OF NEW YORK
                                as Trustee



                                By:
                                   -------------------------------------------
                                                Authorized Signatory

ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:



       (Insert assignee's social security or tax identification number)



                   (Insert address and zip code of assignee)



and irrevocably appoints



agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     --------------------------------------

Signature:
          ----------------------------------------------------------------------
          (Sign exactly as your name appears on the other side of this Preferred
                               Securities Certificate)

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.